UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 6, 2006

Date of Report

(Date of earliest event reported)

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 589-9445

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2006 Core-Mark Holding Company, Inc. and its wholly-owned indirect subsidiary Core-Mark Midcontinent, Inc. (“Core-Mark”) entered into an Asset Purchase Agreement with Klein Candy Co. providing for the acquisition of substantially all of the assets of Klein Candy. In connection with the Asset Purchase Agreement, Core-Mark also entered into a Real Estate Purchase and Sale Agreement with certain partners in Klein Candy to acquire the facility located in Wilkes-Barre, Pennsylvania currently leased by Klein Candy and used as Klein Candy’s headquarters and distribution center. The aggregate purchase price to be paid under the two agreements is expected to be approximately $65 million, subject to adjustment based on the value of inventory, receivables and fixed assets at closing. The transactions are expected to close in June, 2006.

The Asset Purchase Agreement and the Real Estate Purchase and Sale Agreement are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The summary of the material provisions of the Asset Purchase Agreement and Real Estate Purchase and Sale Agreement set forth above is qualified in its entirety by reference to the Asset Purchase Agreement and Real Estate Purchase and Sale Agreement filed as Exhibit 99.1 and Exhibit 99.2 hereto.

Item 8.01. Other Events.

On June 7, 2006, Core-Mark Holding Company, Inc. (the “Company”) announced that it had signed a definitive agreement to acquire substantially all of the assets of Klein Candy Co. The text of the press release issued by the Company is furnished as Exhibit 99.3.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description
99.1	Asset Purchase Agreement, dated June 6, 2006, among Core-Mark Holding Company, Inc., Core-Mark Midcontinent, Inc., and Klein Candy Company.

99.2	Real Estate Purchase and Sale Agreement, dated June 6, 2006, among Core-Mark Midcontinent, Steven C. Dressler and Adele Dressler as an individual and as Trustee for that certain Agreement of Trust dated October 9, 1996, for the benefit of Cynthia Dressler and that certain Agreement of Trust dated October 28, 1999, for the benefit of Adele Dressler’s Grandchildren.

99.3	Press Release of Core-Mark Holding Company, Inc. dated June 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2006

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ James E. Wall
James E. Wall
Senior Vice President – Chief Financial Officer

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EXHIBIT INDEX

Number	Description
99.1	Asset Purchase Agreement, dated June 6, 2006, among Core-Mark Holding Company, Inc., Core-Mark Midcontinent, Inc., and Klein Candy Company.

99.2	Real Estate Purchase and Sale Agreement, dated June 6, 2006, among Core-Mark Midcontinent, Steven C. Dressler and Adele Dressler as an individual and as Trustee for that certain Agreement of Trust dated October 9, 1996, for the benefit of Cynthia Dressler and that certain Agreement of Trust dated October 28, 1999, for the benefit of Adele Dressler’s Grandchildren.

99.3	Press Release of Core-Mark Holding Company, Inc. dated June 7, 2006.

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